                                                                    EXHIBIT 23.8

                   CONSENT OF DEUTSCHE BANK SECURITIES INC.

     We hereby consent to (i) the use of our opinion letter to the Board of Directors of St. Mary Land & Exploration Company (the "Company") included as Annex B to the proxy and consent statement/prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and King Ranch Energy, Inc., and (ii) the references to such opinion in such proxy and consent statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             DEUTSCHE BANK SECURITIES INC.


                                             By: /S/ CLIVE R. HOLMES
                                                 -------------------------------
                                                 Clive R. Holmes
                                                 Managing Director

November 12, 1999